EXHIBIT 7.3

CALCULATION OF CONSOLIDATED AND NON-CONSOLIDATED SOLVENCY RATIOS ACCORDING TO THE RULES OF BIS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Consolidated Solvency Ratios according to the Rules of BIS

                                                                            As of December 31,
                                                                --------------------------------------------
                                                                   2002             2001             2000
                                                                ----------       ----------       ----------
                                                                           (in thousands of euros)
Risk weighted assets and off balance sheet items
     Risk weighted assets                                       40,476,719       41,090,413       43,271,299
     Risk weighted off balance sheet items                       7,007,922        6,813,441        6,253,698
                                                                ----------       ----------       ----------
     Total                                                      47,484,641       47,903,854       49,524,997
                                                                ==========       ==========       ==========
Requirements of capital
     Risk weighted assets and off balance sheet items x 8%       3,798,771        3,832,308        3,962,000
     Trading portfolio                                              17,892           20,726           26,430
     Securitization                                                174,240           55,751               --
                                                                ----------       ----------       ----------
     Total                                                       3,990,903        3,908,785        3,988,430
                                                                ==========       ==========       ==========
Total capital
     Tier one capital                                            3,270,217        3,153,097        3,499,817
     Tier two capital                                            2,103,409        1,439,711        1,044,111
                                                                ----------       ----------       ----------
     Total capital                                               5,373,626        4,592,808        4,543,928
                                                                ==========       ==========       ==========
Solvency Ratios (BIS)*
     Tier one                                                          6.6%             6.5%             7.0%
     Tier two                                                          4.2%             2.9%             2.2%
     Total                                                            10.8%             9.4%             9.2%

----------
*     Solvency ratio = Total capital / (Requirements of own funds * 12.5).

Non-consolidated Solvency Ratios according to the Rules of BIS

                                                                             As of December 31,
                                                                --------------------------------------------
                                                                   2002             2001             2000
                                                                ----------       ----------       ----------
                                                                          (in thousands of euros)
Risk weighted assets and off balance sheet items
     Risk weighted assets                                       36,761,784       38,437,147       38,977,360
     Risk weighted off balance sheet items                      13,986,988       12,328,566       10,497,781
                                                                ----------       ----------       ----------
     Total                                                      50,748,772       50,765,713       49,475,141
                                                                ==========       ==========       ==========
Requirements of capital
     Risk weighted assets and off balance sheet items x 8%       4,059,902        4,061,257        3,958,011
     Trading portfolio                                              31,598           24,240           18,293
     Securitization                                                174,240          161,777               --
                                                                ----------       ----------       ----------
     Total                                                       4,265,740        4,247,274        3,976,304
                                                                ==========       ==========       ==========
Total capital
     Tier one capital                                            4,333,751        3,915,855        3,428,981
     Tier two capital                                            2,888,351        3,149,007        1,328,114
                                                                ----------       ----------       ----------
     Total capital                                               7,222,102        7,064,862        4,757,095
                                                                ==========       ==========       ==========
Solvency Ratios (BIS)*
     Tier one                                                          8.1%             7.4%             6.9%
     Tier two                                                          5.4%             5.9%             2.7%
     Total                                                            13.5%            13.3%             9.6%

----------
*     Solvency ratio = Total capital / (Requirements of own funds * 12.5).


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